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Metris Receivables, Inc.                            Metris Master Trust                                             Monthly Report
Securityholders' Statement                             Series 1999-1                                                      May-2002
Section 5.2                                                                Class A             Class B                      Total
(i)  Security Amount ..................................................  500,000,000.00     49,450,550.00           549,450,550.00
(ii)  Security Principal Distributed ..................................            0.00             --                        0.00
(iii)  Security Interest Distributed ..................................      942,916.67             --                  942,916.67
(iv)  Principal Collections ...........................................   23,899,839.60      2,363,720.43            26,263,560.03
(v)  Finance Charge Collections .......................................   10,486,323.87      1,037,108.98            11,523,432.85
       Recoveries .....................................................      444,217.94         43,933.64               488,151.58
       Principal Funding Account Investment Earnings ..................            0.00              0.00                     0.00
       Accumulation Period Reserve Account Investment Earnings ........            0.00              0.00                     0.00
         Total Finance Charge Collections .............................   10,930,541.81      1,081,042.62            12,011,584.43
Total Collections .....................................................   34,830,381.41      3,444,763.05            38,275,144.46
          (vi) Aggregate Amount of Principal Receivables ..............           --                --            9,458,563,672.83
       Invested Amount (End of Month) .................................  500,000,000.00     49,450,550.00           549,450,550.00
       Floating Allocation Percentage .................................         5.286                0.522               5.8090273%
       Fixed/Floating Allocation Percentage ...........................         5.286                0.522               5.8090273%
       Invested Amount (Beginning of Month) ...........................  500,000,000.00     49,450,550.00           549,450,550.00
       Average Daily Invested Amount ..................................           --                --              549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........           --                --                       --
       Current ........................................................           --                84.21%        8,401,064,535.52
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....           --                 5.63%          561,179,934.30
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....           --                 2.96%          295,575,699.16
       90 Days and Over (60+ Days Contractually Delinquent) ...........           --                 7.20%          718,282,343.66
Total Receivables .....................................................           --               100.00%        9,976,102,512.64
             (viii) Aggregate Investor Default Amount .................           --                --                7,379,958.07
         As a % of Average Daily Invested Amount ......................           --                --                       --
        (Annualized based on 365 days/year) ...........................           --                --                       15.81%
(ix)  Charge-Offs .....................................................         0.00              0.00                        0.00
(x)  Servicing Fee ....................................................           --                --                  933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................           --                --                        0.00
(xii)  Excess Funding Account Balance .................................           --                --                        0.00
(xiii)  New Accounts Added ............................................           --                --                  105,233
(xiv)  Average Gross Portfolio Yield ..................................           --                --                       25.74%
         Average Net Portfolio Yield ..................................           --                --                        9.93%
(xv)  Minimum Base Rate ...............................................           --                --                        4.19%
        Excess Spread .................................................           --                --                        5.74%
(xvi)  Principal Funding Account Balance ..............................           --                --                        0.00
(xvii)  Accumulation Shortfall ........................................           --                --                        0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period           --                --                   June 2003
        Accumulation Period Length ....................................           --                --                         N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........           --                --                        0.00
        Required Reserve Account Amount ...............................           --                --                        0.00
        Available Reserve Account Amount ..............................           --                --                        0.00
        Covered Amount ................................................           --                --                        0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................           --                --              500,000,000.00
        Deposit to the Caps Proceeds Account ..........................           --                --                        0.00
(xxi)  Policy Claim Amount ............................................           --                --                        0.00
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